UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-08439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

781-302-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends and restates the Current Report on Form 8-K filed on June 20, 2013, by LoJack Corporation to report the appointment of Phil Horlock to the Board of Directors. This amendment is being filed solely to report the appointment of Mr. Horlock to the Nominating/Corporate Governance and Audit Committees of the Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2013, the Board of Directors of LoJack Corporation (the “Company”) expanded the size of the Board from eight to nine members and appointed Phil Horlock to the Board of Directors, effective immediately. Mr. Horlock, who qualifies as independent under the applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ, has not been appointed to any Board committees at this time.

Mr. Horlock, 57, is President and Chief Executive Officer of Blue Bird Corporation. Blue Bird, owned by Cerberus Capital Management, LP, is an international leader in school bus and transit bus design, manufacture and distribution, with more than 1,500 employees, manufacturing facilities in Georgia and Ontario, and an extensive dealer network throughout North America. He joined Blue Bird in January of 2010 as Chief Financial Officer and was appointed to President and Chief Executive Officer in April of 2011. During his tenure, Mr. Horlock has overseen the company's restructuring activities while simultaneously launching industry-leading new products and increasing market share. Prior to joining Blue Bird, Mr. Horlock spent more than 30 years at Ford Motor Company, where he held positions of increasing responsibility in worldwide Finance and Operations.

Mr. Horlock will be compensated as a Director in accordance with the Company's Board Compensation arrangements as described under the heading “Compensation of Directors” in the Company's definitive proxy statement filed with the SEC on April 2, 2013, and incorporated herein by reference. In connection with his appointment to the Board, Mr. Horlock will receive a pro rata portion of the annual cash retainer and equity grant for 2013 pursuant to the Company's Board Compensation arrangements, which pro-rata amounts consist of $8,043 in cash and a grant of 13,890 shares of restricted stock.

There are no family relationships between Mr. Horlock and any of the Company's directors or executive officers. There is no arrangement or understanding between Mr. Horlock and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Mr. Horlock, of any related-person transaction or series of transactions required to be disclosed under SEC rules.

On December 12, 2013, Mr. Horlock was appointed to the Nominating/Corporate Governance and Audit Committees of the Board of Directors, to serve at the pleasure of the Board of Directors and until his successor is chosen and qualified.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1* Press Release, dated June 18, 2013.
*Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date: December 13, 2013	By:	/s/ JOSÉ M. OXHOLM
José M. Oxholm
Senior Vice President and General Counsel